EXHIBIT 10.20
                              EMPLOYMENT AGREEMENT

         AGREEMENT, made as of this 1st day of December, 1997, by and between CONTINENTAL HOMES HOLDING CORP., a Delaware corporation (the "Company"), and W. THOMAS HICKCOX (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has approved the employment of the Employee on the terms and conditions set forth in this Agreement; and
         WHEREAS, the Employee is willing, for the consideration provided, to continue in the employment of the Company on the terms and conditions set forth in this Agreement;
         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:
         1. Employment. The Company hereby agrees to continue to employ the Employee, and the Employee hereby accepts such continued employment, upon the terms and conditions set forth in this Agreement.
         2. Term. The term (the "Term") of the Employee's employment under this Agreement shall be the period commencing on December 1, 1997 and shall continue until November 30, 1999, unless sooner terminated by termination of the Employee's employment pursuant to Section 5, 6 or 7.
         3. Position and Duties. During the Term, the Employee shall serve as President, Chief Executive Officer and Chief Operating Officer of the Company, and shall have such responsibilities and authority as commensurate with such office and as may from time to time be prescribed by or pursuant to the Company's By-laws. The Employee shall devote substantially all of his working time and efforts to the business and affairs of the Company.

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         4.  Compensation.  During  the Term,  the  Company  shall  provide  the
Employee with the following compensation and other benefits:
                  (a) Base Salary. The Company shall pay to the Employee base salary at the initial rate of $300,000 per annum, which shall be payable in accordance with the standard payroll practices of the Company. Such base salary rate shall be reviewed annually in accordance with the Company's normal policies beginning in calendar year 1998; provided, however, that at no time during the Term shall the Employee's base salary be decreased from the rate then in effect except with the written consent of the Employee.
                  (b) Bonus. The Employee shall participate in a bonus program maintained by the Company.
                  (c) Other Benefits. In addition to the compensation and benefits otherwise specified in this Agreement, the Employee (and, if provided for under the applicable plan or program, his spouse) shall be entitled to participate in, and to receive benefits under, the Company's employee benefit plans and programs that are or may be available to senior executives generally and on terms and conditions that are no less favorable than those generally applicable to other senior executives of the Company. At no time during the Term shall the Employee's participation in or benefits received under such plans and programs be decreased except (i) in connection with across-the-board reductions similarly affecting substantially all senior executives of the Company or (ii) with the written consent of the Employee.
                  (d) Expenses. The Employee shall be entitled to prompt reimbursement of all reasonable expenses incurred by him in performing services hereunder, provided he properly accounts therefor in accordance with the Company's policies.

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                  (e)  Office and Services Furnished.  The Company shall furnish the Employee with office space, secretarial assistance and such other facilities and services as shall be suitable to the Employee's position and adequate for the performance of his duties hereunder.
         5.  Termination of Employment by the Company.
                  (a) Cause. The Company may terminate the Employee's employment for Cause if (i) the Employee willfully engages in conduct which is or would reasonably be expected to be materially and demonstrably injurious to the Company, (ii) the Employee willfully engages in an act or acts of dishonesty resulting in material personal gain to the Employee at the expense of the Company, (iii) the Employee is convicted of a felony, (iv) the Employee engages in an act or acts of gross malfeasance in connection with his employment hereunder, (v) the Employee commits a material breach of the confidentiality provision set forth in Section 10, or (vi) the Employee exhibits demonstrable evidence of alcohol or drug abuse having a substantial adverse effect on his job performance hereunder. The Company shall exercise its right to terminate the Employee's employment for Cause by (i) giving him written notice of termination at least 45 days before the date of such termination specifying in reasonable detail the circumstances constituting such Cause; and (ii) delivering to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (except the Employee), after reasonable notice to the Employee and an opportunity for the Employee and his counsel to be heard before the Board of Directors, finding that the Employee has engaged in the conduct set forth in this subsection (a). In the event of such termination of the Employee's employment for Cause, the Employee shall be entitled to receive (i) his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned pursuant to this Agreement or any benefit plan or program of the Company as of the date of

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such termination at the normal time for payment of such salary,  compensation or benefits and (ii) any amounts owing under  Section 4 (d).  Except as provided in
Section 9, the Employee shall receive no other compensation or benefits from the Company.
                  (b)  Disability.  If the Employee incurs a Permanent and Total
Disability,   as  defined  below,  the  Company  may  terminate  the  Employee's employment by giving him written notice of termination at least 45 days before the date of such termination. In the event of such termination of the Employee's employment because of Permanent and Total Disability, (i) the Employee shall be entitled to receive his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned by the Employee pursuant to this Agreement or any benefit plan or program of the Company as of the date of such termination of employment at the normal time for payment of such salary, compensation or benefits, and (ii) any amounts owing under Section 4 (d). For purposes of this Agreement, the Employee shall be considered to have incurred a Permanent and Total Disability if he is unable to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The existence of such Permanent and Total Disability shall be evidenced by such medical certification as the Secretary of the Company shall require and shall be subject to the approval of the Compensation Committee of the Board of Directors of the Company.
                  (c) Without  Cause.  The Company may terminate the  Employee's employment at any time and for any reason, other than for Cause or because of Permanent and Total Disability, by giving him a written notice of termination to that effect at least 45 days before the date of termination. In the event of

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such termination of the Employee's  employment without Cause, the Employee shall be entitled to the benefits described in Section 8.
         6.  Termination of Employment by the Employee.
         Good Reason. The Employee may terminate his employment for Good Reason by giving the Company a written notice of termination at least 45 days before the date of such termination specifying in reasonable detail the circumstances constituting such Good Reason. In the event of the Employee's termination of his employment for Good Reason, the Employee shall be entitled to the benefits described in Section 8. For purposes of this Agreement, Good Reason shall mean
(i) a significant reduction in the scope of the Employee's authority, functions, duties or responsibilities from that which is contemplated by this Agreement,
(ii) the relocation of the Employee's office location to a location more than 50 miles away from the Employee's principal place of employment on December 1, 1997, (iii) any reduction in the Employee's base salary, (iv) a significant change in the Company's annual bonus program adversely affecting the Employee, or (v) a significant reduction in the other employee benefits provided to the Employee (unless the Employee is fully compensated for the value of such reduction through an increase in cash compensation); provided that, in the event of a change of control of the Company involving D.R. Horton, Inc., a substantial reduction in such employee benefits shall not be deemed to have occurred for the purpose of clause (v) above after the expiration of the 6-month period beginning on the date of such change of control if the Employee shall be entitled to participate in and receive benefits under the Company's or its successor's employee benefit plans and programs that are or may be available to senior executives generally and on terms and conditions that are no less favorable than those generally applicable to other senior executives of the Company or its successor. A significant reduction within the meaning of clause (i) of the

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preceding  sentence  shall not be deemed to have  occurred  merely  because  the
Company ceases to be a public company and the Employee ceases to report directly to the Board of Directors or because the Employee's title is changed, provided that the Employee's authority, functions, duties and responsibilities otherwise
remain  substantially  the  same  as  the  authority,   functions,   duties  and
responsibilities of a person with the Employee's position (as specified in Section 3 herein and as of the date hereof) within a comparably sized division of a national homebuilding company. A significant reduction within the meaning of clause (v) of the second preceding sentence shall not be deemed to have occurred merely by reason of the termination of the Company's Equity Split Dollar Plan, provided that the Company assigns to the Employee all rights which the Company may have under any life insurance policy issued on the Employee's life under said plan, including, without limitation, the right to reimbursement for any premiums and administrative service fees paid by the Company (in which event, subsection (f) of Section 8 of this Agreement shall have no further applicability). If an event constituting a ground for termination of employment for Good Reason occurs, and the Employee fails to give notice of termination within 3 months after the occurrence of such event, the Employee shall be deemed to have waived his right to terminate employment for Good Reason in connection with such event (but not for any other event for which the 3-month period has not expired).
         (a) Other. The Employee may terminate his employment at any time and for any reason, other than pursuant to subsection (a) above, by giving the Company a written notice of termination to that effect at least 45 days before the date of termination. In the event of the Employee's termination of his employment pursuant to this subsection (b), the Employee shall be entitled to receive (i) his base salary pursuant to Section 4(a) and any other compensation

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and  benefits to the extent  actually  earned by the  Employee  pursuant to this
Agreement or any benefit plan or program of the Company as of the date of such termination at the normal time for payment of such salary, compensation or benefits, and (ii) any amounts owing under Section 4(d). Except as provided in
Section 9, the Employee shall receive no other compensation or benefits from the Company.
         7. Termination of Employment By Death. In the event of the death of the Employee during the course of his employment hereunder, the Employee's estate shall be entitled to receive his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned by the Employee pursuant to this Agreement or any other benefit plan or program of the Company as of the date of such termination at the normal time for payment of such salary, compensation or benefits, and any amounts owing under Section 4(d).
         8.  Benefits Upon Termination Without Cause or For Good Reason.  If the
Employee's   employment   with  the  Company  shall  terminate  (i)  because  of
termination by the Company pursuant to Section 5(c) other than for Cause or because of Permanent and Total Disability, or (ii) because of termination by the Employee for Good Reason pursuant to Section 6 (a), the Employee shall be entitled to the following:
                  (a) The Company shall pay to the Employee his base salary pursuant to Section 4(a) and any other compensation and benefits to the extent actually earned by the Employee under this Agreement or any benefit plan or program of the Company as of the date of such termination at the normal time for payment of such salary, compensation or benefits.
                  (b) The Company shall pay the Employee any amounts owing under Section 4(d).
                  (c) The Company shall pay to the Employee as a severance benefit an amount equal to three times the sum of (i) his annual rate of base

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salary immediately preceding his termination of employment, and (ii) the average of his three highest annual bonuses awarded under the Company's regular annual bonus program for any of the five calendar years preceding his termination of employment (or, if he was not eligible for a bonus for at least three calendar years in such five-year period, then the average of such bonuses for all of the calendar years in such five-year period for which he was eligible), with any deferred bonuses counting for the year earned rather than the year paid. Such severance benefit shall be paid in a lump sum within 45 days after the date of such termination of employment.
                  (d) The Company shall pay to the Employee as a bonus for the year of termination of his employment an amount equal to a portion (determined as provided in the next sentence) of the bonus awarded to him under the Company's regular annual bonus program for the calendar year immediately preceding the calendar year of the termination of his employment, with any deferred bonuses counting for the year earned rather than the year paid. Such portion shall be determined by dividing the number of days of the Employee's employment during such calendar year up to his termination of employment by 365 (366 if a leap year). Such payment shall be made in a lump sum within 45 days after the date of such termination of employment, and the Employee shall have no right to any further bonuses under said program.
                  (e) During the period of 36 months beginning on the date of the Employee's termination of employment, the Employee shall remain covered by the medical, dental, vision, life insurance, and, if reasonably commercially available through nationally reputable insurance carriers, long-term disability plans of the Company that covered him immediately prior to his termination of employment as if he had remained in employment for such period. In the event that the Employee's participation in any such plan is barred, the Company shall arrange to provide the Employee with substantially similar benefits (but, in the

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case  of  long-term  disability  benefits,   only  if  reasonably   commercially
available). Any medical insurance coverage for such 36-month period pursuant to this subsection (e) shall become secondary upon the earlier of (i) the date on which the Employee begins to be covered by comparable medical coverage provided by a new employer, or (ii) the earliest date upon which the Employee becomes eligible for Medicare or a comparable Government insurance program.
                  (f)  At the end of the 36-month period described in subsection
(e) above, the Company shall assign to the Employee all rights which the Company may have under any life insurance policy issued on the Employee's life under the Company's Equity Split Dollar Plan (including, without limitation, the right to reimbursement for any premiums and administrative service fees paid by the Company).
                  (g) The Company shall arrange for an outplacement assistance firm to provide outplacement assistance services to the Employee at the Company's expense for a period of twelve months beginning on the date of termination of the Employee' s employment.
                  (h) If any payment or benefit received by or in respect of the Employee under this Agreement or any other plan, arrangement or agreement with the Company (determined without regard to any additional payments required under this subsection (h) and Appendix A of this Agreement) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to the Employee with respect to such Payment at the time specified in Appendix A an additional amount (the "Gross- up Payment") such that the net amount retained by the Employee from the Payment and the Gross-up

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Payment,  after  reduction  for any Excise Tax upon the Payment and any Federal, state and local income and employment tax and Excise Tax upon the Gross-up Payment, shall be equal to the Payment. The calculation and payment of the Gross-up Payment shall be subject to the provisions of Appendix A.
                  (i)  Anything   in    this    Agreement    to   the   contrary
notwithstanding, if the Company approves any transaction with another business entity which it wishes to qualify for "pooling of interests" accounting treatment and, prior to the consummation of such transaction, the Company's accountants advise that any benefits payable under this Agreement might adversely affect the availability of such accounting treatment, such benefits shall not be payable, and the Company and the Employee shall negotiate in good faith to provide, if possible, an alternative way of giving substantially equivalent economic benefits to the Employee that would not adversely affect "pooling of interests" accounting treatment.
         9.  Entitlement  To   Other  Benefits.    Except  as  provided  in this
Agreement, this Agreement shall not be construed as limiting in any way any rights or benefits that the Employee or his spouse, dependents or beneficiaries may have pursuant to any other plan or program of the Company.
         10.  Confidential Information.  The Employee shall retain in confidence
any  confidential   information  known  to  him  concerning  the  Company,   its
subsidiaries, and their respective businesses until such information is publicly disclosed. This provision shall survive the termination of the Employee's employment for any reason under this Agreement.
         11. No Duty to Seek Employment. The Employee shall not be under any any duty or obligation to seek or accept other employment following termination

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of employment,  and no amount, payment or benefits due to the Employee hereunder shall be reduced or suspended if the Employee accepts subsequent employment.
         12.  Non-Solicitation.   The  Employee  agrees  that, for  a  period of
eighteen months following the date of termination of his employment hereunder, he will not solicit, directly or indirectly, any officer or employee of the Company or any of its subsidiaries or affiliates to leave and work for any other employer and, further, that he will not suggest to others that they approach or solicit any officer or employee of the Company or any of its subsidiaries or affiliates with respect to potential employment elsewhere. This provision shall survive the termination of the Employee's employment for any reason under this Agreement. If the Employee breaches this provision in any significant respect, he shall forfeit his right to receive the payments and benefits described in subsections (c) through (h) of Section 8 (including, without limitation, payments and benefits already received). To the extent any payments and benefits already received are so forfeited, the Employee shall promptly return such payments and benefits to the Company. In addition, the Company may seek other legal and equitable relief in the event of any breach by the Employee of this
Section 12.
         13.  Arbitration.   Any  dispute  or  controversy  arising  under or in
connection with this Agreement shall be settled by arbitration, conducted before a panel of three arbitrators in Phoenix, Arizona in accordance with the applicable rules and procedures of the American Arbitration Association then in effect. Arbitration shall be the exclusive remedy for any such dispute or controversy except only as to the failure to abide by an arbitration award rendered hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be final and binding on the parties. If the Employee is awarded more than an insignificant amount compared with what the Company asserted was due him or otherwise

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substantially  prevails in the  arbitration,  the Company  shall  reimburse  the
Employee for the costs incurred by the Employee in connection with such arbitration, including without limitation reasonable attorneys' fees, and hereby agrees to pay interest on any money award obtained by the Employee from the date payment should have been made until the date payment is made, calculated at the rate of 2% in excess of the LIBOR rate in effect from time to time from the date that payment(s) to him should have been made under the Agreement. If the Employee enforces the arbitration award in court, the Company shall reimburse the Employee for the costs incurred in such enforcement, including without limitation reasonable attorneys' fees.
         14.  Successors.   This Agreement  shall be binding  upon and  inure to
the benefit of the Employee and his estate and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Employee.
         15.  Severability.    Any   provision   in   this  Agreement  which  is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
         16. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed sufficiently given if delivered by hand or mailed by registered mail, return receipt requested, to his residence in the case of the Employee and to its principal executive offices in the case of the Company. Either party may by giving written notice to the other party in accordance with this Section 16 change the address at which it is to receive notices hereunder.

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         17.  Controlling  Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflict of laws).
         18. Changes to Agreement. This Agreement may not be changed orally but only in a writing, signed by the party against whom enforcement is sought.
         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.
         20. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to its subject matter and supersedes all prior agreements, drafts, and written or oral representations of either party.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the ____ day of December, 1997.

EMPLOYEE:                                      CONTINENTAL HOMES HOLDING CORP.


/s/ W. Thomas Hickcox                       By:/s/ Timothy C. Westfall
--------------------------                     ---------------------------------
W. Thomas Hickox



                                               ATTEST:


                                            By:/s/ Bradley S. Anderson
                                               ---------------------------------




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                                   APPENDIX A

                                GROSS-UP PAYMENTS
         The following provisions shall be applicable with respect to the Gross-Up Payments described in Section 8(h) of this Agreement.

                  (a) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Payments received or to be received shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of tax counsel selected by the Company, the Payments (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or excess parachute payments (as determined after application of Section 280G(b)(4)(B) of the Code), and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by independent auditors selected by the Company in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation to which such payment could be subject based upon the state and locality of the Employee's residence or employment, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In addition, for purposes of determining the amount of the Gross-Up Payment, the Company shall make a determination of the amount of any employment taxes required to be paid on the Gross- Up Payment. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Employee shall repay the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and Federal and state and local income and employment tax imposed on the portion of the Gross-up Payment being repaid by the Employee if such repayment results in a reduction in Excise Tax and/or a Federal and state and local income or employment tax deduction), plus interest on the amount of such repayment at the Federal short-term rate as defined in Section 1274 (d)(1)(C)(i) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payments the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest, penalties or additions payable with respect to such excess) at the time that the amount of such excess is finally determined. Notwithstanding the foregoing, the Company shall withhold from any payment due to the Employee the amount required by law to be so withheld under Federal, state or local wage or employment tax withholding requirements or otherwise (including without limitation Section 4999 of the Code), and shall pay over to the appropriate government authorities the amount so withheld.



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                  (b) The Gross-up  Payment  with respect to a Payment  shall be paid not later than the forty-fifth day following the date of the Payment; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Employee on such date an estimate, as determined in good faith by the Company, of the amount of such payments and shall pay the remainder of such payments (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code). At the time that payments are made under
Section 8(h) and this Appendix A, the Company shall provide the Employee with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

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